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Oshkosh Corporation
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Oshkosh Corporation Investor Handout November 2011

Forward Looking Statements This presentation contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the expected level and timing of DoD procurement of products and services and funding thereof, including the impact of the DoD’s allocation of certain tires which will restrict and delay certain FHTV sales; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during periods of global economic uncertainty, lower municipal spending and tight credit markets; the Company’s ability to produce vehicles under the FMTV contract at targeted margins; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; the consequences of financial leverage, which could limit the Company’s ability to pursue various opportunities; increasing commodity and other raw material costs, particularly in a sustained economic recovery; the ability to pass on to customers price increases to offset higher input costs; risks related to costs and charges as a result of facilities consolidation and alignment, including that anticipated cost savings may not be achieved; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; the potential for increased costs relating to compliance with changes in laws and regulations; risks related to disruptions in the Company’s distribution networks; risks related to a threatened proxy fight and other actions of activist shareholders; and the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed November 16, 2011. The Company assumes no obligation, and disclaims any obligation, to update information contained in this presentation. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. All operating results included in this presentation reflect results from continuing operations only.

Oshkosh Corporation Mission Driven: To Move the World at Work Agenda Business overview Market conditions review MOVE strategy

Business Overview

Oshkosh Corporation Moves the World at Work DEFENSE ACCESS EQUIPMENT FIRE & EMERGENCY COMMERCIAL

A Portfolio of Leaders GLOBAL RANK Access Equipment #1 Fire Apparatus #1 Airport Products #1 NORTH AMERICA1 RANK Heavy Defense Trucks #1 (Army & Marines) Concrete Mixers / Batch Plants #1 Refuse Collection Vehicles #1 Medium Defense Trucks #1 (Army & Marines) 1 The leading supplier of heavy, medium and MRAP vehicles for the U.S. Armed Forces

FY11 Performance Metrics Strong performance in FY11, following record FY10 that featured ~7,500 M-ATVs and related sales Access equipment segment rebound from prior year Solid year of retiring debt with ~18% additional reduction in FY11 * Income from continuing operations; excludes after-tax non-cash charges for goodwill and other long-lived asset impairments Oshkosh Corporation Full Year Revenue $7.58 billion Operating Income $501 million Operating Income Margin 6.6% Adjusted EPS* $3.06 Debt Reduction $241 million Total Debt $1.06 billion Net Debt (Total debt less cash) $632 million

Current Operating Environment

Defense Spending Outlook U.S. Defense budget top line remains unsettled: Troops pulling out of Iraq Spending reductions coming Supercommittee failed to reach agreement on future government spending cuts Global instability remains, particularly in Middle East Several countries considering large TWV purchases DEFENSE

DEFENSE

Ready for a New Era of Competition

- Many Defense Opportunities

Opportunity	Expected RFP	Expected Award	Expected Production Start	Estimated Quantity
TAPV	Aug-11	July-12	Sep-14	500
MSVS	Nov-11	Sep-12	Sep- 13	1,533
MECV*-Army	Nov-11	May-12	2014	5,750
JLTV-EMD	Dec-11	Q3FY12	2016	20/20,750
Middle East	Various	Various	Various	Various
HSII**- USMC	TBD, if at all			

- Ongoing Business
  - FHTV bridge contract signed (Oshkosh retains design rights)
  - Additional FMTV orders
  - Technology insertion/block modifications
  - Remanufacturing
  - Additional M-ATV variants/orders

MISSION DRIVEN: *To Move the World at Work*

* Formerly known as HMMWV Recap

** Commonly referred to as HMMWV Recap, this program, Humvee Survivability Improvement Initiative, is being evaluated.

OSHKOSH

Investor Handout November, 2011 10

FMTV Contract Status Largest requirements of any TWV program of record 18,500 trucks and 7,900 trailers under contract Ramp-up challenges Tripling of truck orders Orders ahead of price increases TDP and new contract language Expect to be profitable in Q2 FY12* * Information stated as of November 16, 2011

U.S. Market Conditions Industry Data Continues to Strengthen Encouraging Market Indicators: Aging fleets and rising values ACCESS EQUIPMENT +8.0% 6 months +14.3% 6 months +8.8% 6 months Source: Rouse Asset Services, October 2011. Average Age (in months) Used Equipment Values (OLV) AWP – Articulating Boom 52.1 AWP – Scissor Lifts 56.3 AWP – Telescopic Boom 56.4

Global Opportunities Despite U.S. Municipal Headwinds Substantial global opportunities International airport growth Desire for technology in emerging markets Recovering broadcast demand U.S. fire truck market at historically low levels 30% of Pierce sales to new customers FIRE & EMERGENCY Source: FAMA * 12 month rolling volume

U.S. Recovery and Emerging Markets Drive Opportunities Domestic mixer market at unsustainable low levels International markets represent strong opportunities Green energy efficient solutions continuing to grow COMMERCIAL Source: TMMB –Truck Mixer Manufacturers Bureau, US Census Bureau, Moody’s Analytics Significant opportunity with eventual housing recovery * FY11 = management estimate

MOVE Strategy

Executing MOVE Strategy Completed comprehensive strategic planning process Considered strategic alternatives Asset sales/dispositions don’t add fair value at this time Focusing on most impactful initiatives under current economic conditions Reducing costs aggressively Seeking organic growth Focusing on optimizing cash flow Preserving balance sheet strength Preparing for eventual market recovery Improved cost structure Expect significant earnings leverage

Mission Driven: To Move the World at Work Primary Objectives Execute a strong global growth strategy to drive superior shareholder value regardless of market conditions Optimize operations and performance during transition period Leverage mission driven culture to support and enhance new strategic direction A U.S. focused manufacturer, anchored in Defense A globally balanced and integrated industrial company From To Consistent mission “Oshkosh Corporation partners with customers to deliver superior solutions that safely and efficiently move people and materials at work around the globe and around the clock.”

MOVE Strategy M O V E arket recovery and growth Capture full upside of economic recovery and market growth with strong focus on execution and conquest sales ptimize cost and capital structure Optimize our cost and capital structure to provide value for customers and shareholders value innovation Continue to lead in innovation over the product life cycle merging market expansion Drive international growth in targeted geographies

- Market Recovery and Growth Major non-defense markets have significant upside potential M OSK Operating Income ($ millions) Approaching $500M opportunity in recovery * Prior Peak Operating Income: Access $363M – FY08, F&E $96M – FY07, Commercial $76M – FY07. ** Operating income adjusted for impairment charges, see Appendix: Access $65M, F&E ($4M), Commercial $4M.

- Optimize Cost and Capital Structure Targeting cost reduction to drive mid single digit margins at cycle bottom Dedicated teams focused on process and product cost reduction Facilities rationalization Manufacturing footprint reduced by ~20% since FY07 Evaluating further opportunities Standardize and commonize with Oshkosh Operating System (OOS) Drive improved inventory turns with OOS Debt reduction remains top priority O

- Value Innovation Increased focus on delivering value-enhancing solutions Expect significant near term Defense opportunities Drive share gains and margin expansion Proven history of industry-leading innovations TAK-4®- independent suspension - the platinum standard Dash Cab Forward (CF) Expected to become 30% of fire truck sales CNG-powered vehicles Moving to ~20% of RCV sales M-ATV The standard for high mobility IED protection L-ATV Delivers superior survivability and off-road mobility with the TAK-4i® V

- Emerging Market Expansion Targeting high growth regions for organic growth, including BRICs Attractive markets with low product penetration rates Work-at-height equipment Fire & emergency apparatus Infrastructure expansion International non-BRIC also strong potential Global opportunities for defense M-ATV variants Canadian TAPV & MSVS Medium and heavy trucks Remanufacturing/aftermarket E

OSK: Investment Highlights Top Tier Asset Base and Solid Reputation Market leading brands Strong distribution network Industry leading innovator Experienced management team Strong Balance Sheet and Improved Financial Profile ~$2 billion debt reduction since FY08 Facility rationalizations improving cost structure Additional cost structure improvements identified Significant Upside Potential with MOVE Market recovery (non-defense) Strong access equipment growth expected in near term* Optimize cost and capital structure Value innovation Emerging market expansion * Information stated as of November 16, 2011

For information contact: Patrick N. Davidson Vice President, Investor Relations 920 966-5939 pdavidson@oshkoshcorp.com Tina Schmiedel Director, Investor Relations 920 233-9235 tschmiedel@oshkoshcorp.com

Appendix: Non-GAAP Financial Measures The table below presents a reconciliation of the Company’s presented non-GAAP measures to the most directlycomparable GAAP measures (in millions, except per share amounts): Fiscal Year Ended September 30, 2011 Defense segment Non-GAAP operating income 546.4 $ Long-lived asset impairment charges (3.4) GAAP operating income 543.0 $ Access equipment segment Non-GAAP operating income (loss) 65.3 $ Long-lived asset impairment charges - GAAP operating income 65.3 $ Fire & emergency segment Non-GAAP operating income (loss) (3.4) $ Long-lived asset impairment charges (4.8) GAAP operating income (loss) (8.2) $ Commercial segment Non-GAAP operating income 3.9 $ Long-lived asset impairment charges - GAAP operating income 3.9 $ Consolidated Non-GAAP operating income 509.1 $ Long-lived asset impairment charges (8.2) GAAP operating income 500.9 $ Non-GAAP provision for income taxes 145.7 $ Income tax benefit associated with long-lived asset impairment charges (2.1) GAAP provision for income taxes 143.6 $ Non-GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax 279.5 $ Long-lived asset impairment charges, net of tax (6.1) GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax 273.4 $ Non-GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted 3.06 $ Long-lived asset impairment charges, net of tax (0.07) GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted 2.99 $ MISSION DRIVEN: To Move the World at Work November, 2011 Investor Handout

Appendix: Commonly Used Acronyms

ARFF	Aircraft Rescue and Firefighting	MECV	Modernized Expanded Capability Vehicle
AWP	Aerial Work Platform	MRAP	Mine Resistant Ambush Protected
CNG	Compressed Natural Gas	MSVS	Medium Support Vehicle System (Canada)
DoD	Department of Defense	MTT	Medium Tactical Truck
EAME	Europe, Africa & Middle East	NPD	New Product Development
EMD	Engineering & Manufacturing Development	OI	Operating Income
FHTV	Family of Heavy Tactical Vehicles	PLS	Palletized Load System
FMS	Foreign Military Sales	PUC	Pierce Ultimate Configuration
FMTV	Family of Medium Tactical Vehicles	RCV	Refuse Collection Vehicle
HEMTT	Heavy Expanded Mobility Tactical Truck	RFP	Request for Proposal
HET	Heavy Equipment Transporter	ROW	Rest of World
HEWATT	HEMTT-Based Water Tender	TACOM	Tank-automotive and Armaments Command
HMMWV	High Mobility Multi-Purpose Wheeled Vehicle	TAPV	Tactical Armor Protected Vehicle (Canada)
JLTV	Joint Light Tactical Vehicle	TDP	Technical Data Package
JPO	Joint Program Office	TFFT	Tactical Fire Fighting Truck
JROC	Joint Requirements Oversight Council	TPV	Tactical Protector Vehicle
JUONS	Joint Urgent Operational Needs Statement	TWV	Tactical Wheeled Vehicle
L-ATV	Light Combat Tactical All-Terrain Vehicle	UCA	Undefinitized Contract Action
LVSR	Logistic Vehicle System Replacement	UIK	Underbody Improvement Kit (for M-ATV)
M-ATV	MRAP All-Terrain Vehicle		



MISSION DRIVEN: *To Move the World at Work*

OSHKOSH

Investor Handout November, 2011 26

Additional Information and Where to Find It On November 18, 2011, Oshkosh Corporation (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Prior to the Annual Meeting, the Company will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. The Company’s shareholders are strongly advised to read the Company’s definitive proxy statement when available as it will contain important information. Shareholders may obtain, free of charge, the Company’s preliminary and definitive proxy statements, any amendments or supplements thereto and other documents filed by the Company with the SEC in connection with the Annual Meeting at http://www.sec.gov. Copies of the Company’s definitive proxy statement, any amendments and supplements thereto and any other documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website at http://www.oshkoshcorporation.com or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the Company’s definitive proxy statement, any amendments and supplements thereto and any other documents filed by the Company with the SEC in connection with the Annual Meeting may be requested, free of charge, from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting is available in the Company’s preliminary proxy statement.